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                                                                    Exhibit 10.1

                                 LCA-VISION INC.
                            EXECUTIVE CASH BONUS PLAN


SECTION 1. PURPOSES OF THE PLAN

    The purposes of this Executive Cash Bonus Plan (Plan) of LCA-Vision Inc. (Company) are:
        * to stimulate executives' efforts to achieve the Company's short and long-term goals,
        * to link a portion of executive compensation to Company performance, and
        * to provide a competitive compensation package.

SECTION 2. PERFORMANCE PERIOD

        Bonuses shall be determined based upon the Company's performance during each calendar year (Plan Year).

SECTION 3. PARTICIPANTS; ELIGIBILITY

        (a) The following employees shall be participants in the Plan: the Company's Chairman of the Board, its Chief Executive Officer, its President, its Chief Financial Officer and its General Counsel. The Compensation Committee of the Company's Board of Directors (Committee) may select additional participants from time to time.

        (b) In order to be eligible for a bonus, a participant must be employed by the Company or one of its subsidiaries throughout any Plan Year and as provided in Section 5. However, the Committee may approve participation in the Plan and a prorated bonus for an employee who is hired or moves into an eligible position during a Plan Year.

SECTION 4. BONUS CALCULATION

        (a) Bonus amounts shall be calculated as a percent of base salary at the end of the Plan Year based upon the extent to which threshold, target and maximum performance goals set annually by the Committee are achieved. Initially, the performance measure shall be pre-tax income. The Committee may select one or more additional or different objective performance measures in the future. Bonuses for achieving the threshold, target and maximum performance goals shall be 40%, 60% and 80% of base salary, respectively, for the Company's Chairman of the Board and Chief Executive Officer and 20%, 40% and 60% of base salary, respectively, for other participants, with linear interpolation between those percentages unless another method of interpolation is set by the Committee at the time it establishes the performance goals.

        (b) In calculating bonuses for a Plan Year, the Committee may interpret any performance measure in a way that eliminates the effects of any unusual financial items or corporate events

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that have materially affected the performance goals originally established for that Plan Year (e.g., stock splits and other changes in capitalization, stock offerings or repurchases, unusual gains or losses or accounting changes).

SECTION 5. BONUS PAYMENT

        Bonuses under this Plan will be calculated and paid in cash as soon as practicable after completion of the year-end audit of the Company's financial statements by its independent auditors; provided that in no event will bonuses be paid later than two and one-half months from the end of the taxable year during which such bonuses are calculated. Notwithstanding a participant's eligibility for a bonus pursuant to Section 3(b), the participant will forfeit any bonus for a Plan Year if he or she is not employed by the Company or one of its subsidiaries on the date that bonuses for that Plan Year are calculated.

SECTION 6. COMMITTEE

        (a) This Plan shall be administered by the Committee, which will have the authority and discretion to interpret the Plan, to establish, amend and rescind rules relating to the Plan, and to make all other determinations that may be necessary or advisable for the Plan's administration.

        (b) Any interpretation of the Plan by the Committee and any decision by it relating to the Plan shall be final and binding on all persons.

SECTION 7. AMENDMENT

        The Board of Directors of the Company may amend or terminate this Plan at any time, except that no amendment or termination may materially adversely affect the rights of any participant with respect to Plan Years ended prior to the date on which the amendment or termination is adopted by the Board.

SECTION 8. PLAN NOT EXCLUSIVE

        This Plan shall not be construed as limiting the ability or discretion of the Committee to award additional bonuses, separate and apart from this Plan, to individual participants based upon subjective or other criteria.